Exhibit 99.1

News Release

PartnerRe Ltd. Reports Second Quarter and Half Year 2014 Results

•	Second Quarter Operating Earnings per share of $2.60; Net Income per share of $5.02

•	Second Quarter Annualized Operating ROE of 9.5%; Annualized Net Income ROE of 18.4%

•	Half Year Operating Earnings per share of $5.97; Net Income per share of $10.64

•	Half Year Annualized Operating ROE of 10.9%; Annualized Net Income ROE of 19.5%

•	Book Value of $118.96 per share, up 4.2% for the quarter and up 8.9% year-to-date

•	Tangible Book Value of $107.80 per share, up 4.6% for the quarter and up 9.5% year-to-date
PEMBROKE, Bermuda, July 28, 2014 — PartnerRe Ltd. (NYSE: PRE) today reported net income of $257.7 million, or $5.02 per share for the second quarter of 2014. This includes net after-tax realized and unrealized gains on investments of $123.7 million, or $2.41 per share. The net loss for the second quarter of 2013 was $190.4 million, or $3.37 per share, including net after-tax realized and unrealized losses on investments of $230.0 million, or $4.07 per share. The Company reported operating earnings of $133.5 million, or $2.60 per share, for the second quarter of 2014. This compares to operating earnings of $51.1 million, or $0.90 per share, for the second quarter of 2013.
Net income for the first six months of 2014 was $553.3 million, or $10.64 per share. This includes net after-tax realized and unrealized gains on investments of $239.6 million, or $4.61 per share. Net income for the first six months of 2013 was $20.2 million, or $0.34 per share, including net after-tax realized and unrealized losses on investments of $217.7 million, or $3.72 per share. Operating earnings for the first six months of 2014 were $310.4 million, or $5.97 per share. This compares to operating earnings of $253.1 million, or $4.32 per share, for the first six months of 2013.
Operating earnings or loss excludes certain net after-tax realized and unrealized investment gains and losses, net after-tax foreign exchange gains and losses, certain net after-tax interest in results of equity method investments and the loss on redemption of preferred shares, and is calculated after the payment of preferred dividends. All references to per share amounts in the text of this press release are on a fully diluted basis.
Commenting on results, PartnerRe President & Chief Executive Officer Costas Miranthis said, “We had a good second quarter, on the back of the strong results we posted in the first quarter. Our seasonal earnings pattern for catastrophe premium resulted in lower cat premiums earned during the second quarter. In addition, we experienced a higher than average number of mid-sized individual non-catastrophe losses, an area where we expect some quarterly volatility. We are pleased however that the underlying loss ratio on attritional losses continues to be healthy. We also had very strong investment performance during the

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

quarter. All together, this culminated in us growing our dividend-adjusted tangible book value per share by 10.8% for the first six months of 2014.”

Mr. Miranthis added, “Market conditions remain very competitive and excess reinsurance capacity is putting pressure on premium rates as well as on terms and conditions. While this is a difficult market, I am confident that our experienced teams coupled with the strength of our franchise will enable us to tackle the challenges ahead.”
Highlights for the second quarter and first six months of 2014 compared to the same periods in 2013 include:
Results of operations:

•
For the second quarter, net premiums written of $1.4 billion were up 8%, or 7% on a constant foreign exchange basis. The increase was driven by the Life and Health segment and the North America and Global Specialty Non-life sub-segments. The increase was primarily driven by PartnerRe Health's accident and health business in the Life and Health segment and new business written at the January 1 renewals across multiple lines of business in the North America and Global Specialty Non-life sub-segments. These increases were partially offset by decreases in the Catastrophe and Global (Non-U.S.) P&C Non-life sub-segments. For the first six months of 2014, net premiums written of $3.2 billion were up 7% primarily due to the same factors describing the second quarter.

•
For the second quarter, net premiums earned of $1.4 billion were up 12%, or 11% on a constant foreign exchange basis. The increase was primarily driven by PartnerRe Health's business in the Life and Health segment and the earning of new business written in 2013 and 2014 in the North America and Global Specialty Non-life sub-segments. For the first six months of 2014, net premiums earned of $2.6 billion were up 11%, or 10% on a constant foreign exchange basis, primarily due to the same factors describing the second quarter.

•
For the second quarter, the Non-life combined ratio was 91.5%. The combined ratio benefited from favorable prior year development of 15.4 points (or $161 million). Except for the Catastrophe sub-segment, all other Non-life sub-segments experienced net favorable development on prior accident years during the second quarter. For the first six months of 2014, the Non-life combined ratio was 87.8%. The combined ratio benefited from favorable prior year development of 16.0 points (or $325 million). All Non-life sub-segments experienced net favorable development on prior accident years during the first six months of 2014.

•
For the second quarter, net investment income of $130 million was up 4%, or 3% on a constant foreign exchange basis, primarily driven by the impact of a rise in the U.S. Consumer Price Index on our Treasury Inflation Protected Securities portfolio and certain other one-time favorable adjustments, partially offset by lower reinvestment rates. For the first six months of 2014, net

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

investment income of $247 million was down 1% primarily reflecting lower reinvestment rates, partially offset by various factors.

•
For the second quarter and first six months of 2014, pre-tax net realized and unrealized investment gains were $166 million and $308 million, respectively, primarily reflecting decreases in longer-term risk-free interest rates, narrowing credit spreads, and improvements in worldwide equity markets.

•
For the second quarter, the effective tax rate on operating earnings and non-operating earnings was 16% and 28%, respectively. For the first six months of 2014, the effective tax rate on operating earnings and non-operating earnings was 15% and 24%, respectively.

Balance sheet and capitalization:

•	Total investments, cash and funds held – directly managed were $17.5 billion at June 30, 2014, comparable to December 31, 2013.

•	Net Non-life loss and loss expense reserves were $10.2 billion at June 30, 2014, down 2% compared to December 31, 2013.

•	Net policy benefits for life and annuity contracts were $2.1 billion at June 30, 2014, up 7% compared to December 31, 2013.

•
Total capital was $7.7 billion at June 30, 2014, up 3% compared to December 31, 2013 primarily driven by net income for the first six months of 2014, which was partially offset by share repurchases and common and preferred dividend payments.

•
The Company repurchased approximately 1.3 million common shares at a total cost of approximately $133 million during the second quarter of 2014. The average repurchase price of $105.12 per share represents an 8% discount to the diluted book value per share at March 31, 2014. Since July 1, 2014, the Company has repurchased 150 thousand common shares at a total cost of approximately $16 million. As of July 28, 2014, approximately 1.7 million common shares remained under the current repurchase authorization.

•
Total shareholders’ equity attributable to PartnerRe was $6.9 billion at June 30, 2014, up 3% compared to December 31, 2013. The increase was driven by the same factors described above for total capital.

•
Book value per common share was $118.96 at June 30, 2014, a record high for PartnerRe, up 8.9% compared to $109.26 at December 31, 2013. Tangible book value per common share was $107.80 at June 30, 2014, up 9.5% compared to $98.49 at December 31, 2013. The increases were primarily driven by net income and the accretive impact of share repurchases, which was partially offset by common and preferred dividend payments.

Segment and sub-segment highlights for the second quarter and first six months of 2014 compared to the same periods in 2013 include:

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

Non-life:

•
For the second quarter, the Non-life segment’s net premiums written were up 3%. The increase was reported in the North America and Global Specialty sub-segments and was partially offset by decreases in the Global (Non-U.S.) P&C and Catastrophe sub-segments. For the first six months of 2014, the Non-life segment’s net premiums written were up 4% due to the same factors describing the second quarter.

•
For the second quarter, the North America sub-segment’s net premiums written were up 9% primarily driven by new business written in the agriculture, multi-line and credit/surety lines of business at the January 1, 2014 renewals. The increases were partially offset by cancellations and renewal decreases in the property line of business. This sub-segment reported a technical ratio of 87.6%, which included 17.3 points (or $68 million) of net favorable prior year loss development. For the first six months of 2014, the North America sub-segment’s net premiums written were up 14% primarily due to the same factors describing the second quarter and due to the restructuring of a significant treaty in the agriculture line of business. This sub-segment reported a technical ratio of 90.2%, which included 12.0 points (or $92 million) of net favorable prior year loss development.

•
For the second quarter, the Global (Non-U.S.) P&C sub-segment’s net premiums written were down 6%, or 7% on a constant foreign exchange basis, primarily due to downward prior year premium adjustments in the motor line of business and cancellations in the property line of business. These decreases were partially offset by new business written in the motor line of business. This sub-segment reported a technical ratio of 82.5%, which included 16.2 points (or $30 million) of net favorable prior year loss development. For the first six months of 2014, the Global (Non-U.S.) P&C sub-segment’s net premiums written were down 3%, or 4% on a constant foreign exchange basis, primarily driven by cancellations due to pricing, increased retentions, and share decreases in the property line of business. This sub-segment reported a technical ratio of 82.5%, which included 21.0 points (or $77 million) of net favorable prior year loss development.

•
For the second quarter, the Global Specialty sub-segment’s net premiums written were up 6%, or 4% on a constant foreign exchange basis, primarily due to new business written in prior periods in the specialty casualty, multi-line and agriculture lines of business. These increases were partially offset by lower premium adjustments in the engineering line of business and cancellations in the marine line of business. This sub-segment reported a technical ratio of 90.7%, which included 17.1 points (or $69 million) of net favorable prior year loss development and 4.5 points (or $18 million) of net adverse prior quarter development. For the first six months of 2014, the Global Specialty sub-segment’s net premiums written were up 7%, or 6% on a constant foreign exchange basis, primarily due to the same factors describing the second quarter. This sub-segment reported a technical ratio of 85.3%, which included 16.9 points (or $128 million) of net favorable prior year loss development.

•	For the second quarter, the Catastrophe sub-segment’s net premiums written were down 9%, or 8% on a constant foreign exchange basis, primarily due to the impact of reinstatement premiums

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

related to the European and Canadian floods in the second quarter of 2013. New business written during the second quarter was offset by cancellations, non-renewals and the restructuring of certain treaties. This sub-segment reported a technical ratio of 46.4%, which included 10.2 points (or $6 million) of net adverse prior year loss development. For the first six months of 2014, the Catastrophe sub-segment’s net premiums written were down 13%, or 12% on a constant foreign exchange basis, primarily due to the same factors describing the second quarter. This sub-segment reported a technical ratio of 10.5%, which included 20.2 points (or $28 million) of net favorable prior year loss development.

Life and Health:

•
For the second quarter, the Life and Health segment’s net premiums written were up 34%, or 29% on a constant foreign exchange basis. The increase was primarily driven by PartnerRe Health’s accident and health line of business and, to a lesser extent, the mortality and longevity lines of business. For the first six months of 2014, the Life and Health segment’s net premiums written were up 23%, or 20% on a constant foreign exchange basis, primarily due to the same factors describing the second quarter.

•
For the second quarter, the Life and Health segment’s allocated underwriting result, which includes allocated investment income and operating expenses, decreased to $18 million compared to $19 million in the same period of 2013 primarily due to a lower level of net favorable prior year loss development, which was partially offset by increased profitability from the PartnerRe Health business. For the first six months of 2014, the Life and Health segment’s allocated underwriting result, which includes allocated investment income and operating expenses, decreased to $32 million compared to $35 million in the same period of 2013 primarily due to the same factors describing the second quarter.

Corporate and Other:

•
For the second quarter, investment and capital markets activities contributed income of $290 million to pre-tax net income, excluding investment income allocated to the Life and Health segment. Of this amount, income of $119 million was included in pre-tax operating earnings and income of $171 million related to net realized and unrealized gains on investments and earnings from equity method investee companies was included in pre-tax non-operating earnings. For the first six months of 2014, investment and capital markets activities contributed income of $538 million to pre-tax net income, excluding investment income allocated to the Life and Health segment. Of this amount, income of $219 million was included in pre-tax operating earnings and income of $319 million related to net realized and unrealized gains on investments and earnings from equity method investee companies was included in pre-tax non-operating earnings.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

Separately, as announced by the Company earlier today, the Board of Directors declared a quarterly dividend of $0.67 per common share. The dividend will be payable on August 29, 2014 to common shareholders of record on August 18, 2014.
The Company has posted its second quarter 2014 financial supplement on its website www.partnerre.com in the Investor Relations section on the Financial Reports page under Supplementary Financial Data, which includes a reconciliation of GAAP and non-GAAP measures.
The Company will hold a dial-in conference call and question and answer session with investors at 10 a.m. Eastern tomorrow, July 29. Investors and analysts are encouraged to call in 15 minutes prior to the commencement of the call. The conference call can be accessed by dialing (800)-533-7619 or, from outside the United States, by dialing (785)-830-1923. The media are invited to listen to the call live over the Internet on the Investor Relations section of PartnerRe’s web site, www.partnerre.com. To listen to the webcast, please log on to the broadcast at least five minutes prior to the start.

_________________________________________

Net income/loss per share is defined as net income/loss attributable to PartnerRe common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income/loss attributable to PartnerRe common shareholders is defined as net income/loss attributable to PartnerRe less preferred dividends and loss on redemption of preferred shares.
Operating earnings/loss is defined as net income/loss available to PartnerRe common shareholders excluding certain after-tax net realized and unrealized gains/losses on investments, after-tax net foreign exchange gains/losses, the loss on redemption of preferred shares and certain after-tax interest in earnings/losses of equity method investments. Operating earnings/loss per share is defined as operating earnings/loss divided by the weighted average number of fully diluted shares outstanding for the period.
The Company uses operating earnings, diluted operating earnings per share and annualized operating return on beginning diluted book value per common and common share equivalents outstanding to measure performance, as these measures focus on the underlying fundamentals of our operations without the impact of after-tax net realized and unrealized gains/losses on investments (except where the Company has made a strategic investment in an insurance or reinsurance related investee), after-tax net foreign exchange gains/losses, and the after-tax interest in earnings/losses of equity method investments (except where the Company has made a strategic investment in an insurance or reinsurance related investee and where the Company does not control the investees activities).
The Company uses technical ratio and technical result as measures of underwriting performance. The technical ratio is defined as the sum of the loss and acquisition ratios. These metrics exclude other operating expenses.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

The Company also uses combined ratio to measure results for the Non-life segment. The combined ratio is the sum of the technical and other operating expense ratios.
The Company uses allocated underwriting result as a measure of underwriting performance for its Life and Health operations. This metric is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other operating expenses.
The Company uses total capital, which is defined as total shareholders’ equity attributable to PartnerRe, long-term debt, senior notes and CENts, to manage the capital structure of the Company.
The Company calculates Tangible Book Value using common shareholders’ equity attributable to PartnerRe less goodwill and intangible assets, net of tax. The Company calculates Diluted Tangible Book Value per Common Share using Tangible Book Value divided by the weighted average number of PartnerRe common shares and common share equivalents outstanding. The Company uses these measures as the basis for its prime measure of long-term financial performance (annualized growth in Diluted Tangible Book Value per Common Share plus dividends).

_____________________________________________

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers capital markets products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multiline and other lines in its Non-life operations, mortality, longevity and accident and health in its Life and Health operations, and alternative risk products. For the year ended December 31, 2013, total revenues were $5.5 billion. At June 30, 2014, total assets were $23.4 billion, total capital was $7.7 billion and total shareholders’ equity attributable to PartnerRe was $6.9 billion.
PartnerRe on the Internet: www.partnerre.com
Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with the Company’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated with implementing business strategies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd.	Sard Verbinnen & Co.
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Drew Brown/Daniel Goldstein
Media Contact: Celia Powell

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

PartnerRe Ltd.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(Expressed in thousands of U.S. dollars, except share and per share data)
(Unaudited)

	For the three months ended June 30, 2014	For the three months ended June 30, 2013	For the six months ended June 30, 2014	For the six months ended June 30, 2013
Revenues
Gross premiums written	$1,462,307	$1,340,582	$3,334,047	$3,097,467
Net premiums written	$1,418,665	$1,309,318	$3,157,159	$2,945,750
Increase in unearned premiums	(65,596)	(100,682)	(550,308)	(590,434)
Net premiums earned	1,353,069	1,208,636	2,606,851	2,355,316
Net investment income	129,967	124,503	246,834	248,207
Net realized and unrealized investment gains (losses)	165,717	(299,215)	307,888	(276,272)
Other income	9,265	3,878	9,669	7,805
Total revenues	1,658,018	1,037,802	3,171,242	2,335,056
Expenses
Losses and loss expenses and life policy benefits	883,846	866,843	1,633,303	1,527,794
Acquisition costs	302,573	241,743	567,181	475,942
Other operating expenses (1)	107,072	144,833	218,534	260,874
Interest expense	12,240	12,232	24,477	24,460
Amortization of intangible assets	7,003	7,045	14,005	14,091
Net foreign exchange (gains) losses	(2,023)	10,584	(2,693)	8,543
Total expenses	1,310,711	1,283,280	2,454,807	2,311,704
Income (loss) before taxes and interest in earnings (losses) of equity method investments	347,307	(245,478)	716,435	23,352
Income tax expense (benefit)	78,440	(74,569)	140,746	(32,894)
Interest in earnings (losses) of equity method investments	4,925	(3,479)	10,989	3,736
Net income (loss)	273,792	(174,388)	586,678	59,982
Net income attributable to noncontrolling interests	(1,951)	(1,183)	(4,995)	(1,183)
Net income (loss) attributable to PartnerRe	271,841	(175,571)	581,683	58,799
Preferred dividends	14,184	14,796	28,367	29,494
Loss on redemption of preferred shares	—	—	—	9,135
Net income (loss) attributable to PartnerRe common shareholders	$257,657	$(190,367)	$553,316	$20,170
Operating earnings attributable to PartnerRe common shareholders	$133,508	$51,055	$310,418	$253,144
Comprehensive income (loss) attributable to PartnerRe	$288,630	$(187,445)	$583,023	$27,858
Earnings and dividends per share data attributable to PartnerRe common shareholders:
Basic operating earnings	$2.66	$0.90	$6.09	$4.41
Net realized and unrealized investment gains (losses), net of tax	2.46	(4.07)	4.70	(3.79)
Net foreign exchange losses, net of tax	(0.06)	(0.10)	(0.08)	(0.12)
Loss on redemption of preferred shares	—	—	—	(0.16)
Interest in earnings (losses) of equity method investments, net of tax	0.07	(0.10)	0.15	0.01
Basic net income (loss)	$5.13	$(3.37)	$10.86	$0.35
Weighted average number of common shares outstanding	50,241,216	56,485,882	50,942,980	57,449,528
Diluted operating earnings (1)	$2.60	$0.90	$5.97	$4.32
Net realized and unrealized investment gains (losses), net of tax	2.41	(4.07)	4.61	(3.72)
Net foreign exchange losses, net of tax	(0.06)	(0.10)	(0.08)	(0.11)
Loss on redemption of preferred shares	—	—	—	(0.16)
Interest in earnings (losses) of equity method investments, net of tax	0.07	(0.10)	0.14	0.01
Diluted net income (loss)	$5.02	$(3.37)	$10.64	$0.34
Weighted average number of common shares and common share equivalents outstanding	51,328,761	56,485,882	52,024,451	58,534,526
Dividends declared per common share	$0.67	$0.64	$1.34	$1.28
(1) Expense and per share impacts, pre-tax, related to the restructuring of the Company's business support operations and Global Non-life operations:
Expense related to restructuring	$2,482	$43,242	$1,655	$43,242
Per share impacts related to restructuring	$0.05	$0.77	$0.03	$0.74

PartnerRe Ltd.
Consolidated Balance Sheets
(Expressed in thousands of U.S. dollars, except per share and parenthetical share and per share data)
(Unaudited)

	June 30,	December 31,
	2014	2013
Assets
Investments:
Fixed maturities, at fair value	$14,006,770	$13,593,303
Short-term investments, at fair value	31,849	13,546
Equities, at fair value	1,253,082	1,221,053
Other invested assets	293,127	320,981
Total investments	15,584,828	15,148,883
Funds held – directly managed	669,713	785,768
Cash and cash equivalents	1,208,220	1,496,485
Accrued investment income	170,508	185,717
Reinsurance balances receivable	3,015,727	2,465,713
Reinsurance recoverable on paid and unpaid losses	358,804	308,892
Funds held by reinsured companies	863,491	843,081
Deferred acquisition costs	755,769	644,952
Deposit assets	95,133	351,905
Net tax assets	23,231	14,133
Goodwill	456,380	456,380
Intangible assets	173,085	187,090
Other assets	71,584	149,296
Total assets	$23,446,473	$23,038,295
Liabilities
Unpaid losses and loss expenses	$10,399,775	$10,646,318
Policy benefits for life and annuity contracts	2,127,412	1,974,133
Unearned premiums	2,357,544	1,723,767
Other reinsurance balances payable	254,750	202,549
Deposit liabilities	74,265	328,588
Net tax liabilities	237,302	284,442
Accounts payable, accrued expenses and other	217,033	291,350
Debt related to senior notes	750,000	750,000
Debt related to capital efficient notes	70,989	70,989
Total liabilities	16,489,070	16,272,136
Shareholders’ Equity
Common shares (par value $1.00; issued: 2014, 87,107,093 shares; 2013, 86,657,045 shares)	87,107	86,657
Preferred shares (par value $1.00; issued and outstanding: 2014 and 2013, 34,150,000 shares; aggregate liquidation value: 2014 and 2013, $853,750)	34,150	34,150
Additional paid-in capital	3,928,468	3,901,627
Accumulated other comprehensive loss	(10,898)	(12,238)
Retained earnings	5,891,822	5,406,797
Common shares held in treasury, at cost (2014, 37,284,611 shares; 2013, 34,213,611 shares)	(3,020,602)	(2,707,461)
Total shareholders’ equity attributable to PartnerRe	6,910,047	6,709,532
Noncontrolling interests	47,356	56,627
Total shareholders’ equity	6,957,403	6,766,159
Total liabilities and shareholders’ equity	$23,446,473	$23,038,295
Diluted Book Value Per Common Share and Common Share Equivalents Outstanding (1) (2)	$118.96	$109.26
Diluted Tangible Book Value Per Common Share and Common Share Equivalents Outstanding (1) (2)	$107.80	$98.49
Number of Common Shares and Common Share Equivalents Outstanding (2)	50,910,028	53,596,034

(1)	Excludes the aggregate liquidation value of preferred shares (2014 and 2013, $853,750) and noncontrolling interests (2014, $47,356; 2013, $56,627).

(2)	Common share and common share equivalents outstanding are calculated using the Treasury Method for all potentially dilutive shares.

PartnerRe Ltd.
Segment Information
(Expressed in millions of U.S. dollars)
(Unaudited)

	For the three months ended June 30, 2014
	North America	Global (Non-U.S.) P&C	Global Specialty	Catastrophe	Total Non-life segment	Life and Health segment	Corporate and Other	Total
Gross premiums written	$400	$155	$438	$143	$1,136	$326	$—	$1,462
Net premiums written	$392	$148	$432	$136	$1,108	$311	$—	$1,419
(Increase) decrease in unearned premiums	(2)	39	(26)	(77)	(66)	—	—	(66)
Net premiums earned	$390	$187	$406	$59	$1,042	$311	$—	$1,353
Losses and loss expenses and life policy benefits	(240)	(103)	(270)	(19)	(632)	(252)	—	(884)
Acquisition costs	(102)	(52)	(98)	(8)	(260)	(43)	—	(303)
Technical result	$48	$32	$38	$32	$150	$16	$—	$166
Other income					1	3	5	9
Other operating expenses					(61)	(16)	(30)	(107)
Underwriting result					$90	$3	n/a	$68
Net investment income						15	115	130
Allocated underwriting result (1)						$18	n/a	n/a
Net realized and unrealized investment gains							166	166
Interest expense							(12)	(12)
Amortization of intangible assets							(7)	(7)
Net foreign exchange gains							2	2
Income tax expense							(78)	(78)
Interest in earnings of equity method investments							5	5
Net income							n/a	$274
Loss ratio (2)	61.5%	54.6%	66.5%	33.4%	60.6%
Acquisition ratio (3)	26.1	27.9	24.2	13.0	25.0
Technical ratio (4)	87.6%	82.5%	90.7%	46.4%	85.6%
Other operating expense ratio (5)					5.9
Combined ratio (6)					91.5%
	For the three months ended June 30, 2013
	North America	Global (Non-U.S.) P&C	Global Specialty	Catastrophe	Total Non-life segment	Life and Health segment	Corporate and Other	Total
Gross premiums written	$372	$160	$413	$161	$1,106	$233	$2	$1,341
Net premiums written	$360	$158	$409	$149	$1,076	$232	$1	$1,309
(Increase) decrease in unearned premiums	(3)	11	(37)	(70)	(99)	—	(1)	(100)
Net premiums earned	$357	$169	$372	$79	$977	$232	$—	$1,209
Losses and loss expenses and life policy benefits	(245)	(106)	(284)	(51)	(686)	(181)	—	(867)
Acquisition costs	(79)	(34)	(90)	(6)	(209)	(33)	—	(242)
Technical result	$33	$29	$(2)	$22	$82	$18	$—	$100
Other income					—	3	1	4
Other operating expenses					(60)	(17)	(68)	(145)
Underwriting result					$22	$4	n/a	$(41)
Net investment income						15	110	125
Allocated underwriting result (1)						$19	n/a	n/a
Net realized and unrealized investment losses							(299)	(299)
Interest expense							(12)	(12)
Amortization of intangible assets							(7)	(7)
Net foreign exchange losses							(11)	(11)
Income tax benefit							75	75
Interest in losses of equity method investments							(4)	(4)
Net loss							n/a	$(174)
Loss ratio (2)	68.6%	62.9%	76.6%	64.1%	70.3%
Acquisition ratio (3)	22.1	19.9	24.1	8.5	21.4
Technical ratio (4)	90.7%	82.8%	100.7%	72.6%	91.7%
Other operating expense ratio (5)					6.1
Combined ratio (6)					97.8%

(1)	Allocated underwriting result is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other operating expenses.

(2)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.

(3)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.

(4)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.

(5)	Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.

(6)	Combined ratio is defined as the sum of the technical ratio and the other operating expense ratio.

PartnerRe Ltd.
Segment Information
(Expressed in millions of U.S. dollars)
(Unaudited)

	For the six months ended June 30, 2014
	North America	Global (Non-U.S.) P&C	Global Specialty	Catastrophe	Total Non-life segment	Life and Health segment	Corporate and Other	Total
Gross premiums written	$930	$519	$917	$353	$2,719	$615	$—	$3,334
Net premiums written	$919	$508	$822	$315	$2,564	$593	$—	$3,157
Increase in unearned premiums	(151)	(141)	(61)	(177)	(530)	(20)	—	(550)
Net premiums earned	$768	$367	$761	$138	$2,034	$573	$—	$2,607
Losses and loss expenses and life policy benefits	(499)	(196)	(471)	1	(1,165)	(468)	—	(1,633)
Acquisition costs	(194)	(107)	(178)	(15)	(494)	(73)	—	(567)
Technical result	$75	$64	$112	$124	$375	$32	$—	$407
Other income					2	4	4	10
Other operating expenses					(126)	(34)	(59)	(219)
Underwriting result					$251	$2	n/a	$198
Net investment income						30	217	247
Allocated underwriting result (1)						$32	n/a	n/a
Net realized and unrealized investment gains							308	308
Interest expense							(25)	(25)
Amortization of intangible assets							(14)	(14)
Net foreign exchange gains							3	3
Income tax expense							(141)	(141)
Interest in earnings of equity method investments							11	11
Net income							n/a	$587
Loss ratio (2)	65.0%	53.5%	61.9%	(0.9)%	57.3%
Acquisition ratio (3)	25.2	29.0	23.4	11.4	24.3
Technical ratio (4)	90.2%	82.5%	85.3%	10.5%	81.6%
Other operating expense ratio (5)					6.2
Combined ratio (6)					87.8%
	For the six months ended June 30, 2013
	North America	Global (Non-U.S.) P&C	Global Specialty	Catastrophe	Total Non-life segment	Life and Health segment	Corporate and Other	Total
Gross premiums written	$819	$532	$857	$399	$2,607	$486	$4	$3,097
Net premiums written	$807	$525	$771	$360	$2,463	$481	$2	$2,946
Increase in unearned premiums	(117)	(190)	(62)	(195)	(564)	(25)	(2)	(591)
Net premiums earned	$690	$335	$709	$165	$1,899	$456	$—	$2,355
Losses and loss expenses and life policy benefits	(485)	(173)	(469)	(39)	(1,166)	(363)	1	(1,528)
Acquisition costs	(151)	(84)	(165)	(17)	(417)	(59)	—	(476)
Technical result	$54	$78	$75	$109	$316	$34	$1	$351
Other income					—	6	2	8
Other operating expenses					(126)	(35)	(100)	(261)
Underwriting result					$190	$5	n/a	$98
Net investment income						30	218	248
Allocated underwriting result (1)						$35	n/a	n/a
Net realized and unrealized investment losses							(276)	(276)
Interest expense							(24)	(24)
Amortization of intangible assets							(14)	(14)
Net foreign exchange losses							(9)	(9)
Income tax benefit							33	33
Interest in earnings of equity method investments							4	4
Net income							n/a	$60
Loss ratio (2)	70.2%	51.8%	66.1%	23.8%	61.4%
Acquisition ratio (3)	21.9	24.9	23.3	10.5	22.0
Technical ratio (4)	92.1%	76.7%	89.4%	34.3%	83.4%
Other operating expense ratio (5)					6.6
Combined ratio (6)					90.0%